                                                                   EXHIBIT 10(c)

April 10, 1996


Mr. Karl N. Svensson
60 Broadway
Bramhall, Stockport
SK7-3BU

Dear Karl:

The purpose of this letter is to clarify the attached letter dated March 3, 1995, regarding your secondment to Farrel Limited.

The second paragraph of the attached letter is deleted and the following is substituted in its place:

         In the event the Company terminates your employment for any reason other than a health-related incapacity to work lasting more than 9 months, gross misconduct, malfeasance or conviction of a felony, you will be paid, on a monthly schedule, your salary and benefits at the time of initial secondment or your then current salary and benefits, whichever is higher, until your normal retirement at age 65 in 2000, less any salary received from substitute employment during the period between your termination and such retirement.

Except as modified by the substituted paragraph, the attached March 3, 1995, letter remains in effect as originally written.


Sincerely,

FARREL CORPORATION

By /s/ R. K. Liebergesell
  ------------------------------------
  R. K. Liebergesell
  Chairman and Chief Executive Officer


Acknowledged and Accepted

 /s/ Karl N. Svensson
- - --------------------------------------
Karl N. Svensson

                                                                   EXHIBIT 10(c)

March 3, 1995


Mr. Karl N. Svensson
20 Abrams Road
Cheshire, CT  06410


Dear Karl:

This letter sets forth your secondment to Farrel Limited as Managing Director effective April 1, 1995. During your tenure as Managing Director, you will remain Senior Vice President of Farrel Corporation responsible for worldwide manufacturing. At the expiration of the initial term, we shall decide whether to extend your assignment for an additional period of time on terms equivalent to those embodied here.

In the event the Company terminates your employment for any reason other than a health-related incapacity to work lasting more than 9 months, gross misconduct, malfeasance or conviction of a felony, you will be paid, on a monthly schedule, your then current salary and benefits until your normal retirement in 2000 less any salary received in subsequent employment during the period.


Sincerely,


/s/ Rolf K. Liebergesell


ACKNOWLEDGED & ACCEPTED:


 /s/ Karl N. Svensson
- - -------------------------
Karl N. Svensson

                                                                   EXHIBIT 10(c)

April 10, 1996


Mr. Karl N. Svensson
60 Broadway
Bramhall, Stockport
SK7-3BU

Dear Karl:

The purpose of this letter is to clarify the terms contained in the fifth paragraph of the attached letter dated March 3, 1995, regarding your secondment to Farrel Limited.

The Company currently pays, and will until the sale of your house in the U.S. and the permanent relocation of your wife to the U.K. continue to pay, your housing costs and other miscellaneous costs in the U.K. Commencing upon the sale of your house in the U.S. and the permanent relocation of your wife to the U.K., the Company will pay you: (a) a housing allowance at the rate of $12,000 per year, which amount shall be reviewed for potential adjustment at the time of each renewal of your lease for housing in the U.K.; and (b) a cost of living allowance at the rate of $12,000 per year, which amount shall be reviewed periodically for potential adjustment. Both allowances will be paid in equal monthly installments of 1/12 of the annual amount.

If your employment is terminated during the term of any lease for your housing in the U.K., the Company agrees to assume responsibility for all remaining lease payments, provided the remaining term of the lease does not exceed one year. The Company requires that a copy of any lease for which Farrel might become responsible be provided to us before it is signed and that you endeavor to have included in any such lease a termination clause which would allow you to terminate the lease with no cost or liability provided a specified amount of notice is given.

                                                                   EXHIBIT 10(c)

Mr. Karl N. Svensson
April 10, 1996
Page 2


Upon your return to the U.S., the Company will provide you with reasonable and suitable housing for up to 4 months. In addition, the Company will pay transportation of your goods from the U.K. to the U.S. and storage of those goods in the U.S. until you secure a new residence.

Except as clarified by the foregoing provisions, the attached March 3, 1995, letter remains in effect as originally written.

Sincerely,

FARREL CORPORATION

By /s/ R.K. Liebergesell
  -------------------------------------
  R. K. Liebergesell
  Chairman and Chief Executive Officer


Acknowledged and Accepted

 /s/ Karl N. Svensson
- - ---------------------------------------
Karl N. Svensson

                                                                   EXHIBIT 10(c)

March 3, 1995


Mr. Karl N. Svensson
20 Abrams Road
Cheshire, CT  06410


Dear Karl:

This memorandum sets forth our understanding concerning your secondment to Farrel Limited as Managing Director effective, pending approval of your work permit, April 1, 1995. During your tenure as Managing Director, you will continue in your position as Senior Vice President of Farrel Corporation, responsible for US and worldwide manufacturing. Our intention is that the initial secondment shall be for a period of two and one half years.

While seconded to Farrel Limited, we shall adjust your income and benefits for purposes of tax equalization. Ernst & Young will advise you in this regard as well as assist you in obtaining a work permit.

During your secondment as Managing Director, your benefits will be essentially the same as those currently held as an employee of Farrel Corporation. Although you can avail yourself of Farrel Limited's health scheme, you will remain covered by Farrel Corporation's health and welfare plan, as well as the 401(k) plan. We will fund the employer share of your US social security payments as you will remain an employee of Farrel Corporation.

As long as you are primarily based in the UK, we will permit you three family visits to the US per year, coach air fare paid, for you and your spouse. In the UK, you will be entitled to an automobile similar to the automobile provided to you at Farrel Corporation.

                                                                   EXHIBIT 10(c)

Mr. Karl N. Svensson
March 3, 1995
Page 2


In further consideration of the appointment, the Company will assure you that temporary housing moving, storage and transportation will be paid in relocating to the Manchester, England area and when you eventually return. While you reside overseas, we shall provide a housing allowance, including a stipend to purchase household goods, and shall store the household effects remaining in the US.

Sincerely,

/s/ Rolf K. Liebergesell


ACKNOWLEDGED AND ACCEPTED:


 /s/ Karl N. Svensson
- - ------------------------------
Karl N. Svensson